Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports First Quarter Fiscal Year 2026 Financial Results

Q1 revenue up 15% year-over-year, marking sixth consecutive quarter of sequential growth

SaaS ARR up 24% YoY

Morrisville, NC, October 29, 2025 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its first quarter of fiscal 2026 ended September 30, 2025.

“The strength of our first quarter results was driven by improved execution, increasing customer demand and expanding interest in our AI-powered networking platform and our high-performance solutions,” said Ed Meyercord, President and CEO of Extreme. “This marked six consecutive quarters of revenue growth and three straight quarters of double-digit year-over-year gains, which is a positive sign that we are gaining share. ARR is up 24% year-over-year, as momentum grows with our subscription model. Continuing share gains in the Americas along with increased customer engagement in EMEA and APAC underscores our global momentum, highlighted by significant wins this quarter.”

Meyercord said, “bookings for Extreme Platform ONE were solid in the quarter. Since its general availability in mid-July, customers have responded positively to the platform’s simplicity and advanced AI capabilities, which combine conversational, multimodal, and agentic technologies to automate a wide range of networking tasks. Our recently released service agent is designed to streamline network management, automate routine workflows, and enable IT teams to deliver faster, smarter support, reducing manual effort by up to 95%. These innovations position us to drive growth, expand market share, and capitalize on opportunities arising from shifts among competitors.”

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, “First quarter results were strong, driven by continuous growth in revenue, higher margin ARR growth, and prudent expense management leading to earnings above our expectations. Our outlook for a re-acceleration of overall revenue growth to 10% at the midpoint of our outlook on a full-year basis continues to improve, and we expect that to translate to even higher earnings and cash flow than our initial forecast. I’m also pleased with our overall execution as a company.”

Fiscal First Quarter Results:

•
Revenue $310.2 million, up 15.2% year-over-year and up 1.1% quarter-over-quarter
•
SaaS ARR $216.2 million, up 24.2% year-over-year and 4.1% quarter-over-quarter
•
GAAP diluted EPS $0.04, compared to GAAP diluted loss per share $0.08 last year and GAAP diluted loss per share $0.06 last quarter
•
Non-GAAP diluted EPS $0.22, compared to $0.17 last year and $0.25 last quarter
•
GAAP gross margin 60.6%, compared to 63.0% last year and 61.6% last quarter

•
Non-GAAP gross margin 61.3%, compared to 63.7% last year and 62.3% last quarter
•
GAAP operating profit margin 3.6%, compared to GAAP operating loss margin 1.8% last year and GAAP operating loss margin 0.4% last quarter
•
Non-GAAP operating margin 13.3 % compared to 12.4 % last year and 15.2% last quarter
•
Shares repurchases amounted to $12.0 million during the quarter for a total of approximately 0.6 million shares

Liquidity:

•
Q1 ending cash balance was $209.0 million, a decrease of $22.7 million from the end of Q4 2025 and an increase of $49.5 million from the end of Q1 in the prior year.
•
Due to a one-time settlement, Q1 net cash was $7.8 million, as compared to net cash of $51.7 million at the end of Q4 2025 and net debt of $28.0 million at the end of Q1 in the prior year.

Recent Key Highlights:

•
Extreme scored a major win within a major government customer in APAC to deploy a nationwide backbone powered by Extreme Fabric over SD-WAN. The network unites agencies and regional offices with secure, resilient connectivity, showcasing Extreme’s ability to drive large-scale, multi-phase government transformations with scalable, future-ready solutions.
•
T-Mobile Center, a multi-purpose arena in downtown Kansas City that hosts top concerts, family shows, and sporting events, is now fully supported by Extreme’s wired and wireless networking solutions. The venue deployed Extreme’s Wi-Fi 7 access points, centrally managed through Extreme Platform ONE to enhance operational connectivity and elevate the digital fan experience.
•
Doosan Enerbility, the world’s largest SMR (Small Modular Reactor) manufacturer specializing in sustainable energy and water infrastructure with operations across 40 countries, is refreshing networks across its HQ and domestic plants. Using Extreme Fabric and ExtremeCloud IQ, they’ll gain secure data management, reliable connectivity, real-time monitoring, and simplified automation—scaling operations while advancing their mission of sustainable energy solutions.
•
Exyte, a €5 billion global pioneer in cleanroom technology and complex plant engineering, headquartered in Stuttgart, Germany has standardized exclusively on Extreme for LAN, WLAN, and NAC managed all by ExtremeCloud XIQ. Exyte benefits from a standardized, scalable network that accelerates integration of new sites, enables efficient network management, ensures security and compliance, and delivers improved performance across its mission-critical environment.
•
Burgers Zoo, one of the largest zoos in the Netherlands at over 111 acres, recently deployed Extreme wired and wireless solutions managed by Extreme Platform ONE to ensure reliable connectivity for security cameras, ticketing, guest Wi-Fi, mobile point-of-sale systems, and smart habitats. With Platform ONE, the IT team can now monitor and optimize the entire network from a single platform, reduce troubleshooting time, and easily scale as new exhibits are added.
•
King County Housing Authority in Washington State recently chose Extreme to drive a network refresh with a Network Infrastructure as a Service as their existing infrastructure from a large competitor was nearing end of life. The new network, which includes a mix of Extreme wired and wireless solutions, managed by Extreme Platform ONE and secured by Extreme Security Cloud NAC, will help the housing authority create more predictable costs for IT investments, manage the network from any location, and easily scale as they add new properties.

•
Hyatt Regency Samarafushi Maldives, a new luxury resort set to open next year, is raising the bar for guests by choosing Extreme to deliver seamless Wi-Fi to both enhance guest experiences and power hotel operations. Located on a remote island, the resort is turning to ExtremeCloud™ XIQ to make it simple and flexible for its teams to manage the network from remote locations.
•
Gateshead Council, a metro borough in England, selected Extreme to modernize and secure its entire network infrastructure with Extreme Fabric. Fabric delivers unified network management, enhanced cyber resilience, and automation capabilities that align with Gateshead’s vision for a smarter, more connected borough. This transformation will create a single, secure, and agile digital foundation, managed through Extreme Platform ONE, which will help improve service delivery, support hybrid working, and future-proof IT operations across roughly 200 sites.

Fiscal Q1 2026 Financial Results:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	September 30, 2025	September 30, 2024	Change
Product	$194.0	$162.3	$31.7
Subscription and support	116.2	106.9	9.3
Total net revenue	$310.2	$269.2	$41.0
Gross margin	60.6%	63.0%	(2.4)%
Operating margin	3.6%	(1.8)%	5.4%
Net income (loss)	$5.6	$(10.5)	$16.1
Net income (loss) per diluted share	$0.04	$(0.08)	$0.12

	Non-GAAP Results
	Three Months Ended
	September 30, 2025	September 30, 2024	Change
Product	$194.0	$162.3	$31.7
Subscription and support	116.2	106.9	9.3
Total net revenue	$310.2	$269.2	$41.0
Gross margin	61.3%	63.7%	(2.4)%
Operating margin	13.3%	12.4%	0.9%
Net income	$30.1	$22.4	$7.7
Net income per diluted share	$0.22	$0.17	$0.05

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by (used in) operating activities, less purchases of property, equipment and capitalized software development costs. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, equipment and capitalized software development costs, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended
	September 30, 2025	September 30, 2024
Cash flow provided by (used in) operations	$(14.0)	$18.6
Less: Capital expenditures for property, equipment and capitalized software development costs	(6.9)	(6.9)
Total free cash flow (deficit)	$(20.9)	$11.7

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud IQ and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net cash (debt): is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

Cash and cash equivalents	Gross debt	Net cash (debt)
$209.0	$201.2	$7.8

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its second quarter fiscal 2026, ending December 31, 2025, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ2'26 Guidance – GAAP
Total net revenue	$309.0	$315.0
Gross margin	60.8%	61.4%
Operating margin	2.6%	4.0%
Earnings per share	$0.03	$0.06
Diluted Shares outstanding used in calculating GAAP EPS	135.7	135.7
FQ2'26 Guidance – Non-GAAP
Total net revenue	$309.0	$315.0
Gross margin	61.4%	62.0%
Operating margin	13.4%	14.6%
Earnings per share	$0.23	$0.25
Diluted Shares outstanding used in calculating non-GAAP EPS	135.7	135.7

The following table shows the GAAP to non-GAAP reconciliation for Q2 FY'26 guidance:

	FQ2'26
	Gross Margin	Operating Margin	Earnings per Share
GAAP	60.8% - 61.4%	2.6% - 4.0%	$0.03 - $0.06
Estimated adjustments for:
Share-based compensation	0.5%	7.4% - 7.5%	0.17
Amortization of product intangibles	0.1%	0.1%	0.00
Amortization of non-product intangibles	—	0.1%	0.01
Amortization of cloud computing implementation costs	—	0.4%	0.01
Litigation charges	—	0.5% - 0.6%	0.01
System transition cost	—	2.1%	0.05
Tax adjustment	—	—	(0.06) - (0.05)
Non-GAAP	61.4% - 62.0%	13.4% - 14.6%	$0.23-$0.25

The total of percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2026, ending June 30, 2026, the Company is targeting (in millions):

	Low-End	High-End
FY'26 Guidance
Total net revenue	$1,247.0	$1,264.0

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the first quarter results of fiscal 2026 as well as the business outlook for the second quarter of fiscal 2026 ending December 31, 2025, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Registration Link) and you will be provided with dial in details. If you would like to participate in the Q&A, please register here: Q&A Registration Link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) is a leader in AI-driven cloud networking, focused on delivering simple and secure solutions that help businesses address challenges and enable connections among devices, applications, and users. We push the boundaries of technology, leveraging the powers of artificial intelligence, analytics, and automation. Tens of thousands of customers globally trust our AI-driven cloud networking solutions and industry-leading support to enable businesses to drive value, foster innovation, and overcome extreme challenges. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, X (Formerly Twitter), Facebook or Instagram

Extreme Networks, ExtremeCloud, Extreme Platform ONE, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, amortization of cloud computing implementation costs, restructuring and related charges, system transition costs, litigation charges, debt refinancing charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

This press release contains ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our outlook, targets, and guidance; our expectations regarding demand, product adoption, competitive dynamics, revenues, margins, cash flow and other operating or financial results; and our plans, objectives and assumptions. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic, industry and business trends; variability in demand, sales cycles and pipeline conversion; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors, including the possible impact of tariffs and changes to U.S. tax regulations; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2025	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$209,003	$231,745
Accounts receivable, net	145,801	126,708
Inventories	93,733	102,578
Prepaid expenses and other current assets	77,327	74,265
Total current assets	525,864	535,296
Property and equipment, net	48,076	44,366
Operating lease right-of-use assets, net	36,566	38,655
Goodwill	399,630	399,574
Intangible assets, net	5,432	6,541
Other assets	137,384	128,786
Total assets	$1,152,952	$1,153,218
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,765	$63,939
Accrued compensation and benefits	52,470	62,895
Accrued warranty	9,625	9,684
Current portion of deferred revenue	325,115	325,078
Current portion of long-term debt, net of unamortized debt issuance costs of $714 and $729, respectively	40,536	14,271
Current portion, operating lease liabilities	11,593	11,456
Other accrued liabilities	60,384	100,552
Total current liabilities	577,488	587,875
Deferred revenue, less current portion	307,062	292,415
Long-term debt, less current portion, net of unamortized debt issuance costs of $1,104 and $1,276, respectively	158,896	163,724
Operating lease liabilities, less current portion	31,361	33,991
Deferred income taxes	7,009	7,033
Other long-term liabilities	2,573	2,596
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 154,839 and 152,673 shares issued, respectively; 133,653 and 132,064 shares outstanding, respectively	155	153
Additional paid-in-capital	1,309,603	1,298,791
Accumulated other comprehensive loss	(9,583)	(8,137)
Accumulated deficit	(943,818)	(949,429)
Treasury stock at cost, 21,186 shares and 20,609 shares, respectively	(287,794)	(275,794)
Total stockholders’ equity	68,563	65,584
Total liabilities and stockholders’ equity	$1,152,952	$1,153,218

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2025	September 30, 2024
Net revenues:
Product	$194,041	$162,284
Subscription and support	116,204	106,920
Total net revenues	310,245	269,204
Cost of revenues:
Product	86,128	69,402
Subscription and support	36,088	30,295
Total cost of revenues	122,216	99,697
Gross profit:
Product	107,913	92,882
Subscription and support	80,116	76,625
Total gross profit	188,029	169,507
Operating expenses:
Research and development	57,753	54,451
Sales and marketing	88,923	81,383
General and administrative	29,187	36,601
Restructuring and related charges	371	1,277
Amortization of intangible assets	500	512
Total operating expenses	176,734	174,224
Operating income (loss)	11,295	(4,717)
Interest income	1,197	846
Interest expense	(3,653)	(4,422)
Other expense, net	(487)	(721)
Income (loss) before income taxes	8,352	(9,014)
Provision for income taxes	2,741	1,490
Net income (loss)	$5,611	$(10,504)

Basic and diluted income (loss) per share:
Net income (loss) per share – basic	$0.04	$(0.08)
Net income (loss) per share – diluted	$0.04	$(0.08)

Shares used in per share calculation – basic	132,973	131,176
Shares used in per share calculation – diluted	135,071	131,176

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income (loss)	$5,611	$(10,504)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,799	3,941
Amortization of intangible assets	1,111	1,136
Reduction in carrying amount of right-of-use asset	2,544	2,449
Provision for credit losses	218	14
Share-based compensation	21,780	19,767
Deferred income taxes	97	39
Provision for (benefit from) excess and obsolete inventory	8	(624)
Non-cash interest expense	306	282
Other	(76)	746
Changes in operating assets and liabilities:
Accounts receivable, net	(19,311)	(7,709)
Inventories	8,116	(8,669)
Prepaid expenses and other assets	(14,016)	3,096
Accounts payable	13,760	14,492
Accrued compensation and benefits	(10,726)	2,844
Operating lease liabilities	(2,929)	(2,757)
Deferred revenue	16,027	3,823
Other current and long-term liabilities	(40,317)	(3,781)
Net cash provided by (used in) operating activities	(13,998)	18,585
Cash flows from investing activities:
Capital expenditures for property, equipment and capitalized software development costs	(6,855)	(6,916)
Net cash used in investing activities	(6,855)	(6,916)
Cash flows from financing activities:
Borrowings under revolving facility	25,000	—
Payments on debt obligations	(3,750)	(2,500)
Payments on debt financing costs	—	(695)
Repurchase of common stock	(12,000)	—
Payments for tax withholdings, net of proceeds from issuance of common stock	(10,966)	(5,926)
Net cash used in financing activities	(1,716)	(9,121)
Foreign currency effect on cash and cash equivalents	(173)	299
Net increase (decrease) in cash and cash equivalents	(22,742)	2,847

Cash and cash equivalents at beginning of period	231,745	156,699
Cash and cash equivalents at end of period	$209,003	$159,546

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net cash (debt) and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, amortization of intangibles, amortization of cloud computing implementation costs, restructuring and related charges, system transition costs, litigation charges, debt refinancing charges, and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships and trademarks. The amortization of the developed technology are recorded in cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Amortization of cloud computing implementation costs. Amortization of cloud computing implementation costs includes the amortization expense of the capitalized cloud computing arrangement implementation costs primarily related to our multi-phase transition of our customer relationship management solution, our configure, price, quote solution and our enterprise resource planning tools. Extreme excludes these expenses since these costs relate to enterprise-wide transformation of our core business systems which are non-routine to normal operations.

Restructuring and related charges. Restructuring and related charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution, our configure, price, quote solution and our enterprise resource planning tools that were not capitalizable. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for non-recurring litigations offset by any proceeds received or expected to be received from insurance.

Debt refinancing charges. Debt refinancing charges consist of costs that were not capitalizable and are included in other expense, net, that occurred in conjunction with the amendments related to our outstanding credit facility.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Canadian, German and Indian subsidiaries which perform research and development and sales and marketing activities for the Company, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended
	September 30, 2025	September 30, 2024	June 30, 2025
Revenues – GAAP	$310,245	$269,204	$307,003

Non-GAAP Gross Margin	Three Months Ended
	September 30, 2025	September 30, 2024	June 30, 2025
Gross profit – GAAP	$188,029	$169,507	$189,088
Gross margin – GAAP percentage	60.6%	63.0%	61.6%
Adjustments:
Share-based compensation expense, Product	752	618	700
Share-based compensation expense, Subscription and support	727	689	719
Amortization of intangibles, Product	593	606	625
Total adjustments to GAAP gross profit	$2,072	$1,913	$2,044
Gross profit – non-GAAP	$190,101	$171,420	$191,132
Gross margin – non-GAAP percentage	61.3%	63.7%	62.3%

Non-GAAP Operating Margin	Three Months Ended
	September 30, 2025	September 30, 2024	June 30, 2025
GAAP operating income (loss)	$11,295	$(4,717)	$(1,376)
GAAP operating margin	3.6%	(1.8)%	(0.4)%
Adjustments:
Share-based compensation expense, cost of revenues	1,479	1,307	1,419
Share-based compensation expense, R&D	4,447	4,213	4,296
Share-based compensation expense, S&M	7,513	6,882	6,952
Share-based compensation expense, G&A	8,341	7,365	8,074
Restructuring and related charges (benefit)	371	1,277	(379)
Litigation charges	1,937	10,715	22,006
System transition costs	4,925	5,345	4,631
Amortization of intangibles	1,093	1,118	1,140
Total adjustments to GAAP operating income (loss)	$30,106	$38,222	$48,139
Non-GAAP operating income	$41,401	$33,505	$46,763
Non-GAAP operating margin	13.3%	12.4%	15.2%

Non-GAAP Net Income	Three Months Ended
	September 30, 2025	September 30, 2024	June 30, 2025
GAAP net income (loss)	$5,611	$(10,504)	$(7,803)
Adjustments:
Share-based compensation expense	21,780	19,767	20,741
Restructuring and related charges (benefit)	371	1,277	(379)
Litigation charges	1,937	10,715	22,006
System transition costs	4,925	5,345	4,631
Amortization of intangibles	1,093	1,118	1,140
Debt refinancing charges	—	79	—
Tax effect of non-GAAP adjustments	(5,573)	(5,398)	(6,843)
Total adjustments to GAAP net income (loss)	$24,533	$32,903	$41,296
Non-GAAP net income	$30,144	$22,399	$33,493

Earnings (loss) per share
GAAP net income (loss) per share – diluted	$0.04	$(0.08)	$(0.06)
Non-GAAP net income per share – diluted	$0.22	$0.17	$0.25

Shares used in net income (loss) per share – diluted:
GAAP shares used in per share calculation – basic	132,973	131,176	132,808
Potentially dilutive equity awards	2,098	1,103	1,492
GAAP and Non-GAAP shares used in per share calculation – diluted	135,071	132,279	134,300